UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive Exeter, NH		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 13, 2020, Vapotherm, Inc. (“Vapotherm”) issued a press release providing approximate revenue results and gross margins for the fiscal 2020 first quarter and expected cash and cash equivalents as of the end of the fiscal 2020 first quarter.  Vapotherm reported that preliminary revenue for the fiscal 2020 first quarter is expected to be approximately $18.9 million and preliminary gross margin for the fiscal 2020 first quarter is expected to be approximately 47.5% to 48.0%. Cash and cash equivalents is expected to be approximately $60.0 million as of the end of the fiscal 2020 first quarter. A full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

This information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

As a result of the global outbreak of the novel coronavirus (COVID-19), Vapotherm is filing this Current Report on Form 8-K in order to update its risk factor disclosure titled A pandemic, epidemic or outbreak of an infectious disease, such as the coronavirus, or COVID-19, may adversely affect our business in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on March 4, 2020 under the heading “Risk Factors - Risks Related to our Business”.  Accordingly, Vapotherm’s risk factor disclosure is hereby updated as follows:

A pandemic, epidemic or outbreak of an infectious disease, such as the novel coronavirus, or COVID-19, has and may in the future adversely affect our business.

If a pandemic, epidemic or outbreak of an infectious disease occurs, our business may be adversely affected. Such events may result in a period of business and manufacturing disruption or in an inability to scale our production to meet increased demand in a cost-effective manner or at all, any of which could materially affect our business, financial condition and results of operations. For example, in December 2019, a novel strain of coronavirus, COVID-19, was identified in Wuhan, China. This virus has now spread globally, with epicenters in Europe and the Middle East early in the fiscal quarter ending March 31, 2020, and more recently, with epicenters in the United States.  United States residents and businesses have been hit especially hard in major urban centers like New York City. The spread of COVID-19 has resulted in certain disruptions to our business and may in the future result in additional disruptions to our business.  Examples of both include without limitation the following:

•

The health and wellbeing of our employees, including our sales representatives and clinical educators who may visit our hospital customers, as well as that of our distributors and suppliers, is at risk– if a critical threshold of our personnel, or the personnel of our distributors or suppliers, were to be diagnosed with COVID-19, placed in quarantine due to potential exposure to COVID-19, or need to care for family members diagnosed with COVID-19, it may result in significant business, manufacturing, or distribution disruption.

•

As we scale production to meet increased demand, we are asking employees and suppliers to work extended and unusual hours and we are, and our suppliers may be, onboarding a significant number of personnel.  While we require these personnel to complete all required training and education before they begin working, and we believe our suppliers, to the extent applicable, do as well, many of the new personnel do not have prior experience with the specific production skills they are being hired to perform and/or otherwise do not have prior experience manufacturing medical devices, and any of the foregoing may result in a negative impact on our quality management system and product quality in the future.

•

As we scale production to meet increased demand, our employees or suppliers may in the future change production processes to keep up with our production needs in ways that have a negative impact on our quality management system and product quality in the future, or may fail to document such changes, which may result in a negative impact on our quality management system.

•

Our demand has increased at the same time our supply chain has begun to face limitations, which has, and may in the future, result in a shortage of supply, increased costs of products, materials, and components and delays in the timely delivery thereof, which has required us in certain instances to pass through expenses or otherwise increase our pricing for our customers and distributors.  Our customers and distributors may reject these pricing increases, negatively impacting our business. Similarly, the demand we place on our suppliers at the same time their sub-suppliers face limitations may in the future lead to our suppliers seeking to pass through expenses or otherwise increase pricing for products, materials, and components we require to meet our production needs.

•

Some of our suppliers may in the future be limited, and at times, precluded, from delivering to us products, materials, and components in the quantities needed on a timely basis, for a variety of reasons, including without limitation an evolving understanding of how international, federal, and/or state authorities define “essential business”, their inability to remain open due to lost business in other parts of their portfolios, or because of international, federal, and/or state prioritization orders requiring our suppliers to produce for governmental entities and/or other manufacturers before they produce for us.

•

We have had to develop alternate sources of supply for certain products, materials, and components as a result of the limitations, or complete inability, of some of some of our suppliers to meet our production needs.   Although we have successfully been able to develop and validate these alternate sources of supply to date, doing so is time consuming, difficult, and costly, and if we need to develop and validate alternate sources of supply in the future for any reason, including if any of our suppliers were to cease operations altogether, discontinue production of our key products, materials, and/or components, or go into extended backorder, we may not be able to do so in a timeframe acceptable to meet customer demand.   Additionally, we have had to go to secondary broker markets for some of our alternative sourcing needs, which represent a greater risk for counterfeit products, materials and/or components. Although we were able to validate the products, materials and/or components we purchased from secondary broker markets to date, we may not be able to do so in the future which may result in a negative impact on our quality management system and product quality.

•

Current demand necessitates weekly and, in some cases, daily shipments of certain products, materials, and/or components from our suppliers to meet our production targets, and we have and may in the future need to shut down production temporarily if there are delays in the shipments of those products, materials and/or components.

•

Federal authorities may restrict our ability to export products outside the United States, which could negatively impact our business, operations, and relationships with our international distributors and customers in a significant and long-term way that we may not be able to rebuild for an extended period of time, or at all.

•

While we have priority shipping status with our carriers, we have experienced shipping delays throughout the United States and internationally, and as a result, there have been and may continue to be delays in our ability to ship our product to customers and distributors in a timely manner, potentially resulting in returned product, and we have and may continue to face extraordinary freight fees, including air freight fees and expedition fees for all modes of transportation.

•

Travel restrictions have impeded our ability to qualify and retain new suppliers or audit our existing suppliers, which might have a negative impact on our quality management system and our product quality in the future.

•

Travel restrictions and hospital limitations or denials of access for non-patients have impacted the ability of our direct sales team and clinical educators in the United States and United Kingdom and our distributors and suppliers in many other countries from accessing physicians and clinicians in order to train them on our products at a time when we are onboarding many new customers who have no prior experience using our products.  We have been training our customers on our products through online training modules.  We are not certain that these alternative means will be as effective as our standard training methods and in the future, we may see higher complaint rates as a result, particularly from new customers who are less familiar with our products.

•

Travel restrictions have prevented physicians and other caregivers from traveling to attend our training programs, which has resulted in fewer physicians trained on Hi-VNI Technology, and in the United Kingdom and in Europe, on our Oxygen Assist Module.

•

Travel restrictions have impeded our ability to meet with distributors, negatively impacting our business in a number of ways, including without limitation our ability to expand into new geographic territories and train our existing distributors on new products such as the Oxygen Assist Module.

•

Some of our hospital customers in the United States may no longer be able to continue in the future with business operations as usual or at all due to lost business in other parts of their operations, which may negatively impact or eliminate our business with these customers.  Similarly, some of our distributors may no longer be able to continue in the future with business operations as usual or at all due to lost business in other parts of their portfolios, which may negatively impact or eliminate our business with these distributors and their customers in the countries they serve.

•

We have asked most employees who are not directly involved in our production, shipping, quality, regulatory, and product development efforts to work from home, which could impact our ability to effectively plan, execute, communicate and maintain our corporate culture.  The increase in working remotely could increase our cyber security risk, create data accessibility concerns, and make us more susceptible to communication disruptions, any of which could adversely impact our business operations.

•	Stay at home orders have significantly limited the ability of individuals from traveling outside the home which may limit our ability to hire new employees or backfill terminated employees.
•

Our competitors may in the future secure significant purchase agreements from the federal government or various states before we are able to do so, or may be selected instead of us, precluding us from those commercial opportunities.

•

The transmission risk of different respiratory support modalities for COVID-19 has not been studied extensively.  Our assessment of the issue suggests that the Precision Flow, its disposable patient circuits, and its accessories, including the Vapotherm Transfer Unit, the Q50 compressor, and, in the United Kingdom and Europe, the Oxygen Assist Module, do not represent a heightened risk, particularly when (1) used in COVID-19 cohorts or when adequately disinfected between patients, and (2) a simple surgical mask is placed over the patient’s nose and mouth while delivering high velocity nasal insufflation, could prove to be incorrect upon further analysis or new third party information.

•

The FDA or any foreign regulatory body may disagree with our interpretation that our promotional materials, sales practices, and training related to the use of our products on patients who are suffering from COVID-19 are on label and they could request we modify our promotional materials, sales practices, or training or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state, or foreign enforcement authorities might take action under other regulatory authority, such as false claims laws, if they consider our business activities to constitute promotion of an off-label use, which could result in significant penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs and the curtailment of our operations.

•

A significant disruption to our business resulting in an inability to build and ship product to customers for an extended period of time may impair our ability to maintain compliance with our debt covenants.

•

Equity and debt markets have experienced significant volatility since the spread of COVID-19 into the United States.  Should significant volatility continue or they experience declines due to the economic impact of COVID-19, we may not be able to raise capital at a reasonable valuation or at all.

In addition, the increase in demand we are currently experiencing for our products to treat the respiratory distress of patients suffering from COVID-19 may not continue after the COVID-19 pandemic subsides.  Moreover, the increase in demand may result in decreased demand for our products after the COVID-19 pandemic subsides as hospitals may have a large surplus of ventilators and other respiratory support equipment after the pandemic subsides. As a result, any present increase in our revenue may not be sustained and our revenue may significantly decrease after the COVID-19 pandemic subsides, which could have an adverse effect on our business.

The full extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to treat or contain COVID-19 or to otherwise limit its impact, among others.

Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified products from being developed, cleared or approved, or commercialized in a timely manner or at all, which could negatively impact our business.

The ability of the FDA to review and clear or approve new products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory, and policy changes, the FDA’s ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the FDA and other agencies may also slow the time necessary for medical devices or modifications to cleared or approved medical devices to be reviewed and/or approved by necessary government agencies, which would adversely affect our business.  For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical employees and stop critical activities.

Separately, in response to the global pandemic of COVID-19, on March 10, 2020, the FDA announced its intention to postpone most foreign inspections of manufacturing facilities and products through April 2020, and subsequently, on March 18, 2020, the FDA announced its intention to temporarily postpone routine surveillance inspections of domestic manufacturing facilities. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our marketing applications, clinical trial authorizations, emergency use applications, or other regulatory submissions, which could have a material adverse effect on our business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release Issued by Vapotherm, Inc. on April 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vapotherm, Inc.

Date: April 13, 2020	By:	/s/ John Landry
John Landry
Vice President & Chief Financial Officer